Exhibit 99.1

North Haven Private Income Fund LLC and SL Investment Corp. Enter Into Merger Agreement

NEW YORK, NY, May 28, 2024 — North Haven Private Income Fund LLC (“PIF”) and SL Investment Corp. (“SLIC”), each business development companies externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), announced today that they entered into a merger agreement (the “Merger Agreement”), pursuant to which PIF would acquire SLIC (the “Transaction”), subject to approval of the SLIC stockholders and customary closing conditions.

Following the Transaction, PIF is expected to have $5.0 billion of total assets at fair value and investments in approximately 269 portfolio companies, on a pro forma basis as of March 31, 2024. The Boards of Directors of both PIF and SLIC have approved the transaction with the participation throughout by, and the unanimous support of, their respective independent directors.

Under the terms of the Merger Agreement, each share of common stock, $0.001 par value per share, of SLIC (“SLIC Common Stock”) issued and outstanding immediately prior to the effective time of the merger, except for shares, if any, owned by SLIC, PIF or any of their respective consolidated subsidiaries and shares, if any, held by any person who is entitled to demand (and properly demands) appraisal of such shares, will be converted into the right to receive, in cash, the quotient of (i) the closing SLIC net asset value divided by (ii) the number of shares of SLIC Common Stock issued and outstanding immediately prior to the effective time of the merger (inclusive of shares of SLIC already held by PIF) (the “SLIC Per Share NAV”).

Key Transaction Highlights

•	PIF’s Increased Scale & Portfolio Diversification. The proposed Transaction would provide PIF with the ability to grow its portfolio meaningfully with assets within its investment strategy. PIF’s investment portfolio at fair value is expected to increase by $1.1 billion, or 29%, on a pro forma basis as of March 31, 2024.

•	PIF’s Acquisition of a Known, Diversified Portfolio of Assets. There is significant portfolio overlap between PIF and SLIC and PIF’s portfolio is expected to improve in terms of single name and industry diversification following the Transaction.

•	PIF’s Improved Leverage & Funding Profile. The proposed Transaction is expected to increase PIF’s leverage ratio of 0.41x to 0.84x on a pro forma basis as of March 31, 2024 and is expected to result in PIF’s more efficient use of leverage, as well as reduce PIF’s cost of debt. PIF is expected to maintain significant liquidity, on a pro forma basis.

•	Expected to be Accretive to PIF’s Return Profile. As a result of the increase in leverage—and reduction in the blended cost of debt—PIF’s net investment income returns could improve by ~150bps, based on results for the first quarter of 2024.

•	Immediate Liquidity for SLIC Stockholders. Each share of SLIC Common Stock issued and outstanding immediately prior to the Transaction will receive an amount of cash equal to the SLIC Per Share NAV, which provides immediate liquidity and certainty of value to the SLIC stockholders.

Jeffrey Levin, President and Chief Executive Officer of PIF and SLIC, said, “We are very pleased with the performance of both funds and excited to be delivering value for the investors of both entities with this transaction. The transaction will provide PIF with even greater scale and be meaningfully accretive to PIF’s net investment income per share and will provide immediate liquidity to SLIC stockholders.”

PIF will remain externally managed by the Adviser and all current PIF officers and directors will remain in their current roles.

Consummation of the proposed Transaction is subject to SLIC stockholder approval, customary regulatory approvals and other closing conditions. Assuming satisfaction of these conditions, the Transaction is expected to close in the third calendar quarter of 2024.

Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor to the special committee of the independent directors of SLIC.

About North Haven Private Income Fund, LLC

North Haven Private Income Fund, LLC is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. PIF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. PIF is externally managed by the Adviser, an indirect, wholly owned subsidiary of Morgan Stanley. PIF is not a subsidiary of or consolidated with Morgan Stanley. For more information about North Haven Private Income Fund LLC, please visit http://www.northhavenprivateincomefund.com.

About SL Investment Corp.

SL Investment Corp. is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. SLIC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. SLIC is externally managed by the Adviser, an indirect, wholly owned subsidiary of Morgan Stanley. SLIC is not a subsidiary of or consolidated with Morgan Stanley.

Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this communication may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (the “SEC”). Neither PIF nor SLIC undertakes any duty to revise or update any forward-looking statement made herein except as required by applicable law, including the rules and regulations of the SEC. All forward-looking statements speak only as of the date of this communication. Although neither PIF nor SLIC undertakes any duty to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PIF may make directly to you or through reports that PIF in the future may file with the SEC, including without limitation, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition, or the Transaction, along with the related proposals for which SLIC stockholder approval will be sought (the “Proposals”). The forward-looking statements may include statements as to, among other things: future operating results of PIF and SLIC and distribution projections; business prospects of PIF and SLIC and the prospects of their respective portfolio companies; and the impact of the investments that PIF and SLIC expect to make. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this communication involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those contained in any forward-looking statements, including, among other things, risks and uncertainties associated with (i) the timing or likelihood of the Transaction closing; (ii) the ability to realize the anticipated benefits of the Transaction; (iii) the percentage of SLIC stockholders voting in favor of the proposals submitted for their approval; (iv) the possibility that competing offers or acquisition proposals will be made; (v) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived; (vi) risks related to diverting management’s attention from ongoing business operations; (vii) the risk that stockholder litigation in connection with the Transaction may result in significant costs of defense and liability; (viii) general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries; (ix) the impact on PIF’s and SLIC’s business of U.S. and international financial reform legislation, rules and regulations; (x) the risk associated with possible disruptions in the operations of PIF and SLIC or the economy generally, including disruptions from the impact of global health events; (xi) changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of PIF’s or SLIC’s assets; (xii) the effect of an inflationary economic environment, and its impact on PIF and SLIC, on their respective portfolio companies, financial condition and results of operations; (xiii) the impact of interruptions in the supply chain on PIF’s and SLIC’s portfolio companies; (xiv) PIF’s plans, expectations, objectives and intentions, as a result of the Transaction; (xv) the future operating results and net investment income projections of PIF or SLIC; (xvi) the ability of the Adviser to locate suitable investments for PIF and to monitor and administer its investments; (xvii) the ability of the Adviser or its affiliates to attract and retain highly talented professionals; (xviii) PIF’s and SLIC’s ability to maintain their respective qualification as a BDC and as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”); (xix) the business prospects of PIF or SLIC and the prospects of their respective portfolio companies; (xx) the impact of the investments that PIF or SLIC expect to make; (xxi) the expected financings and investments and additional leverage that PIF or SLIC may seek to incur in the future; and (xxii) other considerations that may be disclosed from time to time in PIF’s and SLIC’s publicly disseminated documents and filings. Although neither PIF nor SLIC undertakes any obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they it make directly to you or through reports that PIF or SLIC in the future may file with the SEC, including, among other things, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on 8-K. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Additional Information and Where to Find It

This communication relates to the proposed Transaction involving PIF and SLIC, along with the related Proposals for which SLIC stockholder approval will be sought. In connection with the Proposals, SLIC will file a proxy statement on Schedule 14A (the “Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. STOCKHOLDERS OF SLIC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE STATEMENT OF SLIC REGARDING THE PROPOSALS WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SLIC, THE TRANSACTION AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or, for documents filed by PIF, from PIF’s website at http://www.northhavenprivateincomefund.com.

Participants in the Solicitation

SLIC and its directors, executive officers and certain other members of management and employees of the Adviser and its affiliates, may be deemed to be participants in the solicitation of unanimous written consent from the stockholders of SLIC in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the SLIC stockholders in connection with the Proposals will be contained in the Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

Contact:

Investors

Michael Occi

msdl@morganstanley.com

Media

Alyson Barnes

212-762-0514

alyson.barnes@morganstanley.com